EXHIBIT 21


                                  SUBSIDIARIES
                                       OF
                             FIRST TEAM SPORTS, INC.



         Company                            State or Place of Organization

First Team Sports GmbH                               Austria
First Team Sports Exports, Inc.                      U.S. Virgin Islands
Mothership Distribution, Inc.                        Minnesota
Hespeler Hockey Holding, Inc.                        Minnesota
Hespeler Hockey Company*                             Nova Scotia





*Subsidiary of Hespeler Hockey Holding, Inc.